Exhibit 32.1

STATEMENTS REQUIRED BY 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT

TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of 1347 Property Insurance Holdings, Inc. (the “Company”), for the year ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Douglas N. Raucy, Chief Executive Officer of the Company, hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge and belief:

1.	The Form 10-K fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Form 10-K fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated:	March 20, 2019

By:	/s/ Douglas N. Raucy
Douglas N. Raucy, Chief Executive Officer
(Principal Executive Officer)